Exhibit 10.49

LEASE

BETWEEN

235 INVESTMENT LIMITED

(the “Landlord”)

- and -

VENUS CONCEPT CANADA CORP.

(the “Tenant”)

SUITES 106 AND 900

THE ENTIRE 9th FLOOR AND

A PORTION OF THE 1st FLOOR

235 YORKLAND BOULEVARD

TORONTO, ONTARIO

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TABLE OF CONTENTS

ARTICLE 1 - BASIC TERMS1

1.1Basic Terms1

ARTICLE 2 - SPECIAL PROVISIONS2

2.1Schedule “E”2

ARTICLE 3 - DEFINITIONS AND INTERPRETATIΠN3

3.1Definitions3

3.2Entire Agreement, Amendments, Waiver9

3.3Acceptance and Application of Rent9

3.4General Rules of Interpretation9

3.5Successors10

ARTICLE 4 - GRANT AND TERM10

4.1Term, Demise10

4.2Acceptance10

4.3Quiet Enjoyment11

ARTICLE 5 - RENT11

5.1Basic Rent11

5.2Additional Rent11

5.3Adjustment Due to Measurement11

5.4Payment of Rent - General11

5.5Payment of Additional Rent12

5.6Rent Deposit13

5.7Security Deposit14

5.8Net Lease14

ARTICLE 6 - OPERATING COSTS AND TAXES14

6.1Property Taxes Payable by Landlord14

6.2Property Taxes Payable by Tenant14

6.3Business Taxes and Other Taxes of Tenant15

6.4Assessment Appeals15

6.5Operating Costs16

6.6Limitations on Operating Costs18

6.7Adjustments of Operating Costs19

6.8Reduction or Control of Operating Costs20

ARTICLE 7 - HVAC, UTILITIES AND OTHER LANDLORD SERVICES20

7.1Heating, Ventilating and Air Conditioning20

7.2Electricity and Other Utilities20

7.3Special HVAC Services and Utilities and Excess Quantities21

7.4Other Landlord Services21

7.5Additional Services Provided by Landlord22

7.6Telecommunications22

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7.7Signs and Premises Identification23

ARTICLE 8 - OPERATION, CONTROL AND MAINTENANCE BY LANDLORD24

8.1Operation of the Building by Landlord24

8.2Control of the Building by Landlord25

8.3Name of Building25

8.4Maintenance and Repair by Landlord25

8.5Access by Landlord26

8.6Relocation26

ARTICLE 9 - MAINTENANCE AND ALTERATIONS BY TENANT27

9.1Maintenance and Repair by Tenant27

9.2Alterations by Tenant27

9.3Removal of Improvements and Fixtures29

9.4Liens30

9.5Notice by Tenant30

ARTICLE 10 - USE OF PREMISES30

10.1Permitted Use30

10.2Compliance with Laws31

10.3Nuisance, Interference, Waste, Overloading31

10.4Rules and Regulations31

ARTICLE 11 - INSURANCE, LIABILITY AND INDEMNITY32

11.1Tenant’s Insurance32

11.2Form of Tenant Policies33

11.3Certified Copies and Notice to Landlord33

11.4Landlord’s Insurance34

11.5Insurance Risks34

11.6Release of Landlord34

11.7Release of Tenant35

11.8Indemnity by Tenant36

ARTICLE 12 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS36

12.1Transfers36

12.2Tenant’s Notice, Landlord’s Right to Terminate37

12.3Conditions of Transfer38

12.4Corporate Records39

12.5Permitted Transfers39

12.6No Advertising39

12.7Sales or Dispositions by Landlord40

ARTICLE 13 - LANDLORD FINANCING AND STATUS CERTIFICATES40

13.1Subordination and Postponement40

13.2Attornment40

13.3Status Certificates41

13.4Reliance41

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ARTICLE 14 - DAMAGE, DESTRUCTION41

14.1Damage to Premises41

14.2Abatement42

14.3Termination Rights42

14.4Landlord’s Rights on Rebuilding42

ARTICLE 15 - DEFAULT AND REMEDIES43

15.1Events of Default43

15.2Remedies44

15.3Distress45

15.4Interest and Costs45

15.5Remedies Cumulative45

ARTICLE 16 - MISCELLANEOUS45

16.1Relationship of Parties45

16.2Consent Not to be Unreasonably Withheld45

16.3Overholding46

16.4Registration46

16.5Unavoidable Delay46

16.6Decisions of Experts47

16.7Notices47

16.8Confidentiality, Personal Information47

16.9Power, Capacity and Authority48

16.10Liability of Landlord48

16.11Contra Proferentem48

SCHEDULE “A” LEGAL DESCRIPTION

SCHEDULE “B” FLOOR PLAN SHOWING APPROXIMATE CONFIGURATION OF PREMISES

SCHEDULE “Bl” FLOOR PLAN SHOWING TEMPORARY PREMISES

SCHEDULES “C”, “Cl” AND “C2”- CONSTRUCTION OF PREMISES

SCHEDULE “D” RULES AND REGULATIONS

SCHEDULE “E” SPECIAL PROVISIONS

1.Indemnifier

IA.Temporary Premises

2.Fixturing Period / Early Occupancy Period

3.Extended Term

4.Parking

SCHEDULE “F” INDEMNITY AGREEMENT

THIS LEASE, dated March 29, 2019, is made by the Landlord and the Tenant named in it who, in consideration of the rents, covenants and agreements contained in this Lease, covenant and agree as follows:

ARTICLE 1 - BASIC TERMS

1.1	Basic Terms

(a)(i)Landlord	235 INVESTMENT LIMITED
(ii)Address of Landlord	2 Carlton Street Suite 909 Toronto, Ontario M5B 1J3
(b)(i)Tenant:	Venus Concept Canada Corp.
(ii)Address of Tenant:	Suite 900 235 Yorkland Boulevard Toronto, Ontario Μ2J 4Υ8
(c)(i)Indemnifier:	Venus Concept Ltd.
(ii)Indemnifier’s Address:	Suite 900 235 Yorkland Boulevard Toronto, Ontario Μ2J 4Υ8
(iii)Indemnity Agreement:	See Schedule “F”
(d)Building	235 Yorkland Boulevard Toronto, Ontario Μ2J 4Υ8
(e)Premises:	A portion of the 1st floor, designated as Suite 106 and the entire 9th floor, designated as Suite 900 (collectively the “Premises”)
(f)Rentable Area of Premises:

An aggregate Rentable Area of 17,812 square feet: comprised of: Suite 900 containing approximately 15,678 square feet (the “Ninth Floor Premises”) and Suite 106 containing approximately 2,134 square feet (the “Ground Floor Premises”)

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(g)(i)Term:	Ten (10) years
(ii)Commencement Date:	September 1, 2020
(iii)Expiry Date:	August 31, 2030 (or the last day of the calendar month in which the Commencement Date occurs, if the Commencement Date is not the first day of a calendar month).
(h)Fixturing Period:	Schedule “E”
(i)Basic Rent is payable as follows:

Lease Year	(i) Per Sq. Ft./Year	(ii) Per Year	(iii) Per Month
September 1, 2020 to August 31, 2022	$13.50	$240,462.00	$20,038.50
September 1, 2022 to August 31, 2025	$14.50	$258,274.00	$21,522.83
September 1, 2025 to August 31, 2030	$15.50	$276,086.00	$23,007.17

(j)(i) (a)Rent Deposit:	$100,201.70 to be held by the Landlord, without interest and applied to the first and second months’ Basic Rent, Additional Rent and applicable taxes becoming due under the Lease;
(i) (b)Second Rent Deposit	In addition to the Rent Deposit and the Security Deposit, the sum of $50,100.85, shall be delivered by the Tenant on or before June 30, 2019, to be held, in accordance with Section 5.6 (b); and
(ii)Security Deposit:	Subject to Section 5.6 (b), $50,100.85 to be held by the Landlord, without interest, in accordance with Section 5.7.

ARTICLE 2 - SPECIAL PROVISIONS

2.1	Schedule “E”

1.Indemnifier

2.Fixturing Period / Early Occupancy Period

3.Extended Term

4.Parking

ARTICLE 3 - DEFINITIONS AND INTERPRETATioN

3.1	Definitions
(a)	“Additional Rent” means all amounts in addition to Basic Rent payable by the Tenant to the Landlord or any other Person pursuant to this Lease, other than Rental Taxes.
(b)	“Alterations” has the meaning set out in Section 9.2.
(c)	“Applicable Laws” means all statutes, laws, by-laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction in force from time to time.
(d)	“Basic Rent” means the rent payable pursuant to Section 5.1.
(e)

“Building” means the Lands and the building and all other structures, improvements, facilities and appurtenances that have been or will be constructed on the Lands (above, at or below grade), including the Building Systems and the Common Areas and Facilities, all as may be altered, expanded, reduced or reconstructed from time to time.

(f)

“Building Systems” means at any time: (i) all heating, ventilating and air-conditioning and other climate control systems and other systems, services, installations and facilities installed in or servicing the Building including, without limitation, the following systems, services, installations and facilities: elevators and escalators, mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music; (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them; and (iii) all Landlord owned or controlled telecommunications facilities, pathways, installations and equipment.

(g)	“Business Day” means any day which is not a Saturday, Sunday or a day observed as a holiday under the Applicable Laws in the province in which the Building is situate.
(h)	“Business Hours” means the normal business hours determined by the Landlord, for the Building, which are Monday to Friday 8:00 a.m. to 6:00 p.m. on Business Days.
(i)

“Business Taxes” means all taxes, rates, duties, levies, assessments, licence fees and other charges in respect of the use or occupancy of, or any business carried on by, tenants or other occupants of the Building.

(j)

“Capital Tax” means the amount determined by multiplying each of the “Applicable Rates” by the “Capital” and totalling the products. “Capital” is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the owner(s) of the Building (including any interest in the Building), any company related to the Landlord or the owner(s) within the meaning of the Income Tax Act (Canada), or all of them, in doing all or any of: acquiring, developing, expanding, redeveloping and improving the Building. Capital will not be increased by any financing or re-financing except to the extent that the proceeds are invested in doing all or any of the foregoing. “Applicable Rate” is the capital tax rate specified from time to time under any law which imposes a tax in respect of the capital of corporations and for greater certainty includes Large Corporations Tax levied under the Income Tax Act (Canada) as amended from time to time. Each Applicable Rate will be considered to be the rate that would apply if each of the Landlord, the owner(s) of the Building and the related companies referred to above were taxable corporations that employed no capital outside the province in which the Building is located.

(k)

“Change of Control” means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership, unless such change occurs as a result of trading in the shares of a public corporation listed on a recognized stock exchange in Canada or the United States.

(l)	“Commencement Date” means the date set out in or determined pursuant to Section 1.1(g)(ii).
(m)

“Common Areas and Facilities” means those areas, facilities, improvements, installations and equipment in or around the Building existing from time to time that: (i) are neither rented nor designated nor intended by the Landlord to be rented: and (ii) are provided or designated from time to time by the Landlord for use in common by the Landlord, the Tenant, other tenants of the Building or their sublessees, agents, employees, customers, invitees or licensees, whether or not those areas are open to the general public or to all tenants of the Building including, without limitation, the Building Systems, entrances, lobbies, access and service corridors, stairways, indoor and outdoor walkways

(both open and enclosed), malls, courts and arcades (both open and enclosed), public seating areas and facilities, public washrooms, indoor and outdoor landscaping and landscaped areas, passageways or tunnels leading to any public walkway or other facilities or to other buildings or concourses, mailrooms, electrical, telecommunications, cable, meter, valve, mechanical, storage and janitor rooms, telecommunication and electrical risers, shipping and receiving areas and loading docks, package or passenger pick-up areas, waste disposal or recycling facilities, parking facilities, driveways, laneways and ramps and sidewalks, parks and other municipal facilities for which the Landlord directly or indirectly is subject to obligations in its capacity as owner of the Building or an interest in it, all as may be altered, expanded, reduced, reconstructed or relocated from time to time.

(n)	“Default Rate” means the lesser of: (i) the Prime Rate plus five percent per annum; and (ii) the maximum rate permitted by Applicable Laws, calculated and compounded monthly not in advance.
(o)	“Early Termination” has the meaning set out in Section 12.3.
(p)	“Event of Default” has the meaning set out in Section 15.1.
(q)

“Expert” means any architect, engineer, land surveyor or other professional consultant appointed by the Landlord who, in the opinion of the Landlord, is qualified to perform the function for which he or she is retained.

(r)	“Expiry Date” means the date set out in or determined pursuant to Section 1.1 (g)(iii).
(s)	“Fiscal Year” means the fiscal period(s) as designated by the Landlord from time to time. The Landlord may have different Fiscal Years for any one or more of the components of Additional Rent.
(t)	“Fixturing Period” means the period, if any, specified in Section 1.1(h) provided to the Tenant to perform its fixturing of the Premises.
(u)	“Indemnifier” means the party named in Section 1.1(c)(i).
(v)	“Indemnity Agreement” means the agreement attached hereto as Schedule “F”
(w)	“Landlord” means the party named in Section 1.1 (a)(i).
(x)	“Lands” means the lands described in Schedule “A” (or such portion thereof as may be designated by the Landlord from time to time), as altered, expanded or reduced from time to time.

(y)	“Lease” means this lease, including all schedules, as it may be amended.
(z)

“Lease Year” means: (i) in the case of the first Lease Year, the period beginning on the Commencement Date and ending on the last day of the 12th consecutive full month after the expiry of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall end on the day prior to the first anniversary of the Commencement Date) and; (ii) in the case of each subsequent Lease Year, consecutive 12 month periods, provided that the final Lease Year shall end on the Expiry Date.

(aa)

“Leasehold Improvements” means all alterations, fixtures and improvements in or serving the Premises made from time to time by or on behalf of the Tenant or any prior occupant of the Premises including, without limitation, internal stairways, doors, hardware, partitions (excluding moveable partitions), lighting fixtures, Building standard window coverings and wall-to-wall carpeting (excluding carpeting laid over a finished floor and removable without damage to such floor), but excluding trade fixtures and furniture and equipment not of the nature of fixtures.

(bb)

“Measurement Standards” means the Building Owners and Managers Association (“ΒΟΜΑ”) International Measurement Standards referred to as ANSI / ΒΟΜΑ Ζ65.11996, provided that notwithstanding the foregoing or anything else contained in this Lease, the Landlord may, at its option from time to time, choose to measure the area of the Premises or any space included in the Building in accordance with the BOMA standard method of measurement then in effect from time to time.

(cc)

“Mortgage” means any mortgage, charge or security instrument (including a deed of trust or mortgage securing bonds) and all extensions, renewals, modifications, consolidations and replacements of any such item which may now or hereafter affect the Building or any part of it.

(dd)	“Mortgagee” means the mortgagee, chargee or other secured party (including a trustee for bondholders), as the case may be, who from time to time holds a Mortgage.
(ee)	“Notice” has the meaning set out in Section 16.7.
(ff)	“Operating Costs” has the meaning set out in Section 6.5.
(gg)

“Permitted Transferee” means any entity which is an affiliate (as that term is defined as of the date of this Lease in the Canada Business Corporations Act) of the original named Tenant. and only for so long as it remains an affiliate of such original named Tenant.

(hh)	“Person” means any individual, partnership, corporation, trust, trustee or other entity or any combination of them.

(ii)

“Premises” means collectively, the Ground Floor Premises and the Ninth Floor Premises, that part of the Building identified in Section 1.1(e) and approximately shown on Schedule `B”, extending to: (i) the interior face of all exterior walls, doors and windows; (ii) the interior face of all interior walls, doors and windows separating the Premises from Common Areas and Facilities; (iii) the centre line of all interior walls separating the Premises from adjoining leaseable premises; and (iv) the top surface of the structural subfloor and the top surface of the suspended or plaster ceiling (or the bottom surface of the structural ceiling if there is no suspended or plaster ceiling). Any Building Systems located in the Premises do not form part of the Premises. The Ground Floor Premises are shown hatched on Schedule “B” attached hereto.

(jj)

“Prime Rate” means the annual rate of interest announced from time to time by the Canadian chartered bank chosen by the Landlord as the daily rate of interest used by such bank as a reference rate in setting rates of interest for Canadian dollar commercial loans and commonly referred to by such bank as its Canadian “prime rate”.

(kk)

“Property Taxes” means the aggregate of all taxes, rates, duties, levies, fees, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, rated or charged against or in respect of the Building (or any part of the Building) from time to time by any lawful taxing or assessing authority, whether school, municipal, regional, provincial, federal, or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence on the Commencement Date and whether of the foregoing character or not, but excluding taxes on the income or profits of the Landlord except to the extent that they are levied in lieu of the foregoing.

(ll)	“Proportionate Share” means a fraction which has: (i) as its numerator, the Rentable Area of the Premises, and (ii) as its denominator, the Rentable Area of the Building.
(mm)	“Rent” means all Basic Rent and Additional Rent.
(nn)	“Rent Deposit” means the amount specified in Section 1.1(j)(i).
(oo)

“Rentable Area” means: (i) in the case of the Premises and any other premises included in the Building, the area of all floors of such premises determined in accordance with the Measurement Standards; and (ii) in the case of the Building the aggregate of the area of all premises in the Building that are rented, or designated or intended by the Landlord to be rented (whether actually rented or not) but excluding storage areas, determined in accordance with the Measurement Standards. The Rentable Area of the Building may be adjusted from time to time to reflect any alteration, expansion, reduction, recalculation or other change.

(pp)	“Rental Taxes” means any tax or duty imposed upon either the Landlord or the Tenant which is measured by or based in whole or in part directly upon the Rent payable under this Lease or in respect of the rental or rental value of premises under this Lease whether existing at the date of this Lease or hereafter imposed by any governmental authority including, without limitation, goods and services tax, harmonized sales tax, value added tax, business transfer tax, sales tax, federal sales tax, excise taxes or duties or any tax similar to the foregoing.

(qq)	“Required Conditions” means that:
(i)	the Tenant is the original named Tenant, has not undergone a Change of Control and is itself in occupation of and carrying on business from the whole of the Premises; and
(ii)	the Tenant has paid all Basic Rent and Additional Rent as and when due and has not been in default under this Lease.
(rr)

“Rules and Regulations” means the Rules and Regulations annexed hereto as Schedule “D” together with any amendments, deletions and additions made by the Landlord from time to time pursuant to Section 10.4, all of which shall form part of this Lease.

(ss)	“Security Deposit” means the amount specified in Section 1 .1(j)(ii).
(tt)	“Tenant” means the party named in Section 1.1(b)(i).
(uu)

“Term” means the period of time specified in Section 1.1(g)(i) which commences on the Commencement Date and expires on the Expiry Date, unless terminated earlier pursuant to the provisions of this Lease.

(vv)

“Transfer” means all or any of the following, whether by conveyance, written agreement or otherwise: (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation; and (v) a Change of Control, and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises.

(ww)	“Transferee” means the Person to whom a Transfer is or is to be made.
(xx)	“TSP” has the meaning set out in Section 7.6(b).
(yy)	“Unavoidable Delay” has the meaning set out in Section 16.5.

3.2	Entire Agreement, Amendments, Waiver

This Lease contains the entire agreement between the parties with respect to the subject matter of this Lease and there are no other agreements, promises or understandings, oral or written, between the parties in respect of this subject matter. This Lease may be amended only by written agreement between the Landlord and the Tenant. No electronic communications between the parties will have the effect of amending this Lease. No provisions of this Lease shall be deemed to have been waived by the Landlord or the Tenant unless such waiver is in writing signed by such party. If either the Landlord or the Tenant excuses or condones any default by the other of any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default. The Landlord’s receipt of Rent with knowledge of a breach shall not be deemed a waiver of any breach.

3.3	Acceptance and Application of Rent

Any endorsement, statement, condition, direction or other communication on or accompanying any Rent payment shall not be binding on the Landlord and the acceptance of any such payment shall be without prejudice to the Landlord’s right to recover the balance of Rent then owing or to pursue any other remedy available to the Landlord. Any payment received by the Landlord may be applied towards amounts then outstanding under this Lease in such manner as the Landlord determines.

3.4	General Rules of Interpretation
(a)

Obligations as Covenants: Each obligation of the Landlord and the Tenant in this Lease shall be considered a covenant for all purposes. If the Tenant has failed to perform any of its obligations under this Lease, such obligations shall survive the expiration or other termination of this Lease.

(b)	Time: Time is of the essence of this Lease.
(c)

Number, Gender: The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Person and to individuals (male or female), partnerships, corporations, trusts or trustees will be assumed as though in each case fully expressed.

(d)

Liability of Tenant: If the Tenant consists of more than one Person, the covenants of the Tenant shall be joint and several covenants of each such Person. If the Tenant is a partnership, each Person who is presently a partner of the partnership and each Person who becomes a member of any successor partnership shall be and continue to be bound jointly and severally for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and whether or not such partnership continues to exist.

(e)

Governing Law: This Lease shall be governed by and construed under the Applicable Laws of the jurisdiction in which the Building is located and the parties attorn and submit to the jurisdiction of the courts of such jurisdiction.

(f)	Headings: The headings of the Articles and Sections are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.
(g)

Landlord as Trustee: Any and all exculpatory provisions, releases and indemnities included in this Lease for the benefit of the Landlord are intended also to benefit the Mortgagees, any owner or lessor with an interest in the Building prior to the Landlord and property managers of the Landlord and the officers, directors, shareholders, employees, agents of each one of them and, for the purposes of such provisions, the Landlord is acting as agent or trustee on behalf of and for the benefit of the persons mentioned above.

(h)

Severability: Should any provision of this Lease be or become invalid, void, illegal or not enforceable, such provision shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

3.5	Successors

This Lease and everything herein contained shall extend to and bind the successors and assigns of the Landlord and the legal representatives, heirs, executors, administrators, successors and permitted assigns of the Tenant (as the case may be).

ARTICLE 4 - GRANT AND TERM

4.1	Term, Demise

The Landlord hereby demises and leases the Premises to the Tenant for the Term (unless terminated earlier pursuant to this Lease), to have and to hold during the Term, subject to the terms and conditions of this Lease. The Landlord grants to the Tenant a non-exclusive licence throughout the Term to the benefit or use (as may be appropriate) of those Common Areas and Facilities which provide access to the Premises or which are generally made available to all tenants in the Building, in common with other tenants of the Building and with all others entitled thereto, subject to the terms and conditions of this Lease.

4.2	Acceptance

The Tenant hereby leases and accepts the Premises from the Landlord and covenants to pay the Rent and to observe and perform all the covenants and obligations to be observed and performed by the Tenant pursuant to this Lease. The Tenant agrees that, except as may be specifically set out herein, the Premises are accepted on an “as is” basis and there is no promise, representation or undertaking binding upon the Landlord with respect to any alteration, remodelling or decoration of the Premises or with respect to the installation of equipment or fixtures in the Premises save and except as specifically set out in Schedule “C” hereof.

4.3	Quiet Enjoyment

If the Tenant pays the Rent, fully performs all its obligations under this Lease and there has been no Event of Default, then the Tenant shall be entitled, subject to the provisions of this Lease, to peaceful and quiet enjoyment of the Premises for the Term.

ARTICLE 5 - RENT

5.1	Basic Rent

The Tenant shall pay to the Landlord Basic Rent in the amount set out in Section 1.1(i) for the respective Lease Year, by equal consecutive monthly instalments in advance on the first day of each month, subject to any adjustment pursuant to Section 5.3.

5.2	Additional Rent

The Tenant shall also pay throughout the Term, at the times and in the manner provided in this Lease, all Additional Rent which shall, except as otherwise provided in this Lease, be payable within 15 days of receipt by the Tenant of an invoice, statement or demand for it.

5.3	Adjustment Due to Measurement

The Landlord may, from time to time, at its option, cause the Rentable Area of the Premises to be measured by an Expert in accordance with the Measurement Standards and, if necessary as a result of such measurement, the annual Basic Rent and the calculation of Additional Rent shall be adjusted by the Landlord. The effective date of any such adjustment shall be:

(a)	in the case of any measurement made prior to or within six months of the Commencement Date, the Commencement Date; and the Tenant is allowed possession of the Premises under this Lease;
(b)	in all other cases, the first day of the calendar month that next follows the date of the determination of the measurement.

Any such measurement by an Expert shall be final and binding on the Landlord and the Tenant. Neither the Landlord nor the Tenant may claim any adjustment to the annual Basic Rent or to the calculation of Additional Rent based on the Rentable Area of the Premises except in accordance with a measurement by an Expert made pursuant to this Section and, for greater certainty, neither the Landlord nor the Tenant may claim any adjustment to the annual Basic Rent or to the calculation of Additional Rent based on such measurement for the period prior to the effective date of such adjustment as set out above.

5.4	Payment of Rent - General
(a)

All payments required to be made by the Tenant pursuant to this Lease shall be paid when due, without prior demand and without any abatement, set-off, compensation or deduction whatsoever, except as may be otherwise expressly provided herein, at the address of the

Landlord set out in Section 1 .1(a)(ii) or at such other place as the Landlord may designate from time to time to the Tenant.
(b)

All payments required to be made by the Tenant pursuant to this Lease, except for Rental Taxes, shall be deemed to be Rent and shall be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent.

(c)

The Tenant shall pay to the Landlord all Rental Taxes applicable from time to time, calculated and payable in accordance with Applicable Laws and the Tenant shall pay such amount at the earlier of: (i) the time provided for by Applicable Laws; and (ii) the time such Rent is required to be paid under this Lease. The amount payable by the Tenant on account of Rental Taxes shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by the Tenant to pay any amount, the Landlord shall have the same rights and remedies as it has in the event of a failure by the Tenant to pay Rent.

(d)

At the Landlord’s request, the Tenant shall make all payments under this Lease by way of post-dated cheques, automatic withdrawals or electronic funds transfer from the Tenant’s bank account and shall execute and deliver either concurrently with this Lease or from time to time within three Business Days following request for it, such documentation as may be required by the Landlord and its bank in order to effect such payments.

(e)

If the Commencement Date is other than the first day of a full period in respect of which any item of Rent is calculated, or the Expiry Date is other than the last day of a full period, then unless otherwise provided in this Lease, the amount of such item of Rent payable in respect of the broken period shall be prorated based on the number of days in the month.

5.5	Payment of Additional Rent
(a)

Prior to the Commencement Date and at or prior to the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant a bona fide estimate in respect of such Fiscal Year of the Tenant’s share of Property Taxes, the Tenant’s Proportionate Share of Operating Costs and such other items of Additional Rent as the Landlord may estimate in advance and the Tenant shall pay to the Landlord in monthly installments one-twelfth of such estimate simultaneously with the Tenant’s payments of Basic Rent, provided that the monthly installments on account of the Tenant’s share of Property Taxes may be determined so that the Landlord collects all such amounts payable by the Tenant by the final due date in the relevant calendar year. The Landlord may from time to time re-estimate any items of Additional Rent and may fix monthly instalments for the then remaining balance of the Fiscal Year so that such items will be entirely paid during such Fiscal Year.

(b)

The Landlord shall deliver to the Tenant within a reasonable period of time after the end of each Fiscal Year a written statement or statements (the “Statement”) audited by an independent, duly qualified, chartered accountant, setting out the amount of Operating

Costs, the Property Taxes and such other items of Additional Rent as the Landlord estimated in advance for such Fiscal Year. If the Tenant’s share of Property Taxes, the Tenant’s Proportionate Share of Operating Costs and other items of Additional Rent actually paid by the Tenant to the Landlord during such Fiscal Year differs from the amount of the Tenant’s share of Property Taxes, the Tenant’s Proportionate Share of Operating Costs and other items of Additional Rent payable for such Fiscal Year, the Tenant shall pay such difference or the Landlord shall credit the Tenant’s account (as the case may be), without interest within 30 days after the date of delivery of the Statement. Failure of the Landlord to render any Statement shall not prejudice the Landlord’s right to render such Statement thereafter or with respect to any other Fiscal Year. The Landlord may render amended or corrected Statements within one (1) year after providing Statements to the Tenant, except with respect to Property Taxes and utilities for which the Landlord may render amended or corrected statements at any time during the Term, or any extensions thereof.

(c)

The Tenant shall not claim a re-adjustment in respect of Operating Costs or Property Taxes or other items of Additional Rent estimated by the Landlord or the share payable by the Tenant on account thereof for any Fiscal Year except by Notice given to the Landlord within nine (9) six months after delivery of the Statement, stating the particulars of the error in computation.

5.6	Rent Deposit
(a)

The Landlord acknowledges receipt from the Tenant of the Rent Deposit to be applied to the Rent as it becomes due or as otherwise provided in Section 1.1(j)(i). and, to the extent it is not so applied from time to time, to be held, without interest, as security (without prejudice to the Landlord’s other rights and remedies) for the observance and performance of the Tenant’s obligations under this Lease.

(b)

In addition to the Rent Deposit, on or before June 30, 2019 the Tenant shall deliver a certified cheque in the amount of $50,100.85, which represents one (1) month of Basic Rent, and the Tenant’s estimated Proportionate Share of Operating Costs and Property Taxes including HST (the “Second Rent Deposit”) due under this Lease, made payable to Northam Realty Advisors Limited, in Trust, which shall be held by Northam Realty Advisors Limited, without interest. Upon the Commencement Date, the Second Rent Deposit will be transferred to the Landlord, and held by the Landlord without interest, and applied to the third months’ Basic Rent and Additional Rent due under this Lease.

If the Tenant fails to deliver the Second Rent Deposit to the Landlord’s property manager, Northam Realty Advisors Limited, by June 30, 2019, then the Landlord shall be permitted to take the portion of the Rent Deposit that was to be applied to the first months Basic Rent and Additional Rent and add it to the Security Deposit described in Section 1.1(j) (ii) and hold it during the Term of this Lease, and any extensions or renewals thereof, without interest, in accordance with the provisions of

Section 5.7. In the event that the Tenant fails to deliver the Second Rent Deposit, the Tenant shall continue to be responsible for the payment of Rent for the first month of the Term, in accordance with the provisions of this Lease.

5.7	Security Deposit

Subject to Section 5.6 (b) above, the Landlord acknowledges receipt from the Tenant of the Security Deposit to be held, without interest, as security (without prejudice to the Landlord’s other rights and remedies) for the observance and performance of the Tenant’s obligations under this Lease. If the Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of this Lease as and when the same are due to be performed by the Tenant, then the Landlord, at its option, may appropriate and apply all or any part of the Security Deposit on account of any losses or damages sustained by the Landlord as a result of such default. Upon demand by the Landlord following any such appropriation, the Tenant shall pay to the Landlord an amount sufficient to restore the total original amount of the Security Deposit. if the Tenant complies with all of the terms, covenants, conditions and provisions under this Lease and is not then overholding in accordance with Section 16.3, the Security Deposit shall be returned to the Tenant without interest within 60 days after the expiry or earlier termination of the Term, or, at the Landlord’s option, shall be applied by the Landlord on account of the last month’s Rent.

5.8	Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not be responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises or the Building during the Term, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term, except as shall be otherwise expressly provided in this Lease.

ARTICLE 6 - OPERATING COSTS AND TAXES

6.1	Property Taxes Payable by Landlord

The Landlord shall pay all Property Taxes, but it may defer such payments or compliance to the fullest extent permitted by law so long as it pursues in good faith any contest or appeal of any such Property Taxes with reasonable diligence.

6.2	Property Taxes Payable by Tenant
(a)	The Tenant shall pay as Additional Rent directly to the Landlord in each Fiscal Year the Tenant’s share of Property Taxes as determined pursuant to this Section.
(b)	The Tenant’s share of Property Taxes shall be the portion of the Property Taxes that are attributable to the Premises, as determined by the Landlord, acting reasonably. Without limiting the foregoing:

(i)	the Landlord may, if it so elects, determine that the Tenant’s share of Property Taxes attributable to the Premises shall be the Proportionate Share of Property Taxes;
(ii)

the Landlord shall be entitled, but not obligated, to allocate Property Taxes amongst categories of premises in the Building on the basis of such factors as the Landlord determines to be relevant and to adjust the Tenant’s share of Property Taxes based on such allocation provided the Landlord shall act reasonable and equitable with any allocation of Property Taxes;

(iii)

if there are separate assessments (or, in lieu of separate assessments, calculations made by authorities having jurisdiction from which separate assessments may, in the Landlord’s opinion, be readily determined) for the Premises for Property Taxes, the Landlord may have regard thereto;

(iv)	nothing herein shall compel or require the Landlord to adjust, continue to adjust or to make the same determination or allocation of Property Taxes from year to year or in any Fiscal Year; and
(v)

for the purposes of determining the share of Property Taxes payable by the Tenant pursuant to this Lease, Property Taxes shall include such additional amounts as would have formed part of Property Taxes had the Building been fully assessed during the whole of the relevant Fiscal Year as fully completed and fully occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Property Taxes or change of assessment category or class for premises within the Building which are vacant or underutilized.

Landlord acknowledges that as of the date hereof, tenants in the Building pay their Proportionate Share of Property Taxes.

6.3	Business Taxes and Other Taxes of Tenant

The Tenant shall promptly pay before delinquency to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, any taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against or in respect of the operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant’s Business Taxes, if levied in the province in which the Building is situate. Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all such taxes.

6.4	Assessment Appeals

The Tenant shall not appeal any governmental assessment or determination of the value of the Building or any portion of the Building whether or not the assessment or determination affects the amount of Property Taxes or other taxes, rates, duties, levies or assessments to be paid by the Tenant.

6.5	Operating Costs

The Tenant shall pay its Proportionate Share of Operating Costs to the Landlord. Subject to the exclusions and deductions stipulated in Section 6.6, “Operating Costs” means the total, without duplication and calculated in accordance with accounting principles or practices generally accepted in the real estate industry in Canada, of the costs, expenses, fees, rentals, disbursements and outlays (in Sections 6.5 and 6.6 referred to collectively as “costs”) of every kind, whether direct or indirect, paid, payable or incurred by or on behalf of the Landlord on an accrual basis (or on a cash basis to the extent that the Landlord determines is reasonable) in the ownership, maintenance, repair, replacement, operation, administration, supervision and management of the Building, including, without limitation:

(a)

costs of providing security, supervision, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling and snow removal services and the costs of machinery, supplies, tools, equipment and materials used in connection with the Building (including rental costs of such items);

(b)

costs of telecommunications and broadband services and facilities (including riser, rooftop, telephone room and wireless management), information technology, telecopier, stationery, office equipment, supplies, signs and directory boards and other services and materials required for management, maintenance and operation (whether on or off-site and whether incurred by the Landlord or a management company);

(c)

costs of providing electricity, fuel, heat, processed air, water, telephone, gas, sewage disposal and other utilities and services (including all energy management and administration costs) and costs of replacing building standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls (to the extent such item is charged separately to the Tenant pursuant to this Lease then the costs of any such item attributable to other leaseable premises shall be excluded);

(d)	costs of:
(i)

operating, maintaining, replacing, modifying and repairing the Building, including without limitation such costs where incurred by the Landlord in order to comply with Applicable Laws or required by the Landlord’s insurance carrier or resulting from normal wear and tear to the Building;

(ii)

providing, installing, modifying and upgrading energy conservation equipment and systems, life safety and emergency response systems, materials and procedures and telecommunication and broadband systems and equipment if any;

(iii)

making alterations, replacements or additions to the Building intended to reduce Operating Costs, improve the operation of the Building and the systems, facilities and equipment serving the Building, or maintain their operation; and

(iv)	replacing machinery or equipment which by its nature requires periodic replacement,

all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with sound accounting principles or practices generally accepted in the real estate industry in Canada as applied by the Landlord;

(e)

depreciation or amortization of the costs referred to in Section 6.5(d) above as determined in accordance with sound accounting principles or practices generally accepted in the real estate industry in Canada as applied by the Landlord, if such costs have not been charged fully in the Fiscal Year in which they are incurred, and interest on the undepreciated or unamortized balance of such costs, calculated monthly, at an annual rate equal to 5% above the Prime Rate in effect on the first day of the Fiscal Year that such costs were incurred;

(f)

amounts paid to, or reasonably attributable to the remuneration of, all personnel (whether on or off-site and whether employed by the Landlord or a management company) involved in the maintenance, repair, replacement, operation, administration, supervision and management of the Building, including fringe benefits, severance pay, termination payments and other employment costs;

(g)

auditing, accounting, legal and other professional and consulting fees and disbursements incurred in connection with the maintenance, repair, replacement, operation, administration, supervision and management of the Building, including those incurred with respect to the preparation of the statements required under the provisions of this Lease and costs of administering, minimizing, contesting or appealing assessments of Property Taxes (whether or not successful), but not if such auditing accounting, legal and other professional and consulting fees are attributable to a dispute with, the actions or inactions of, or a default of a tenant within the Building;

(h)

costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease and the amounts of losses incurred or claims paid either below the insurance deductible amounts or as the co-insurance portion of an insured claim;

(i)	Property Taxes to the extent not charged to the Tenant pursuant to Section 6.2 and to other tenants of the Building pursuant to lease provisions similar to such Section;
(j)	Capital Tax, if applicable to the extent that same are levied under any federal, provincial or municipal law;

(k)

fair market rental value (having regard to rent being charged for similar space including additional rent for operating costs and property taxes) of space used by the Landlord and/or its property manager, acting reasonably, in connection with the maintenance, repair, operation, administration and management of the Building and such fair market rental value of any building amenities (such as conference and day-care facilities provided primarily for tenants of the Building), together with the reasonable costs relating to such building amenities; and

(l)	a management fee of five percent (5%) of gross amounts received or receivable by the Landlord in respect of the Building for all items.

Notwithstanding anything to the contrary set out in this Lease, the Landlord agrees that annual increases in Controllable Operating Costs, shall not exceed the greater of the rise in the Consumer Price Index for Ontario, (CPI), as calculated by Statistics Canada, year over year, on a cumulative basis, or three percent (3%) per annum, on a cumulative basis, during the initial Term and Extended Term, provided that the Tenant exercises its right to extend the Term in accordance with Section 3 of Schedule “E” attached hereto.

For the purposes of this section, “Controllable Operating Costs” means all Operating Costs, excluding all Non-Controllable Operating Costs.

For the purposes of this section, “Non-Controllable Operating Costs” means those Operating Costs over which it is reasonable to assume the Landlord may not exercise a measure of control, and includes, by way of example only and without limitation: utilities, insurance, and payments and/or levies which may be imposed by a governmental authority, during the Term (as same may be extended in accordance with Section 3 of Schedule “E” attached to this Lease).

6.6	Limitations on Operating Costs

In determining Operating Costs, the cost (if any) of the following shall be excluded or deducted, as the case may be:

(a)

all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs);

(b)	net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that the proceeds relate to Operating Costs;
(c)

ground rent payable to any ground lessor if the Landlord is not the owner of the Lands and principal and interest payments on any mortgages, charges or other encumbrances registered against the title of the Building;

(d)

all net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Building or any portion thereof, to the extent that repair costs in respect of the work covered by warranty or guarantee are included in Operating Costs;

(e)	costs and expenses relating to the leasing of space or premises in the Building including leasing commissions and advertising costs; and
(f)

contributions, if any, to the cost of the excess supply, to the Tenant or other tenants of the Building, of Utilities used in maintaining, operating, heating, ventilating and air-conditioning the Building.

6.7	Adjustments of Operating Costs

In computing Operating Costs:

(a)

if less than 100% of the Rentable Area of the Building is completed or occupied during any period for which a computation must be made, the amount of Operating Costs will be increased by the amount of the additional costs determined by the Landlord, that would have been incurred had 100% of the Rentable Area of the Building been completed or occupied during that period, provided that the foregoing shall not result in the amount the Tenant pays as its Proportionate Share of such Operating Costs being greater than it would be if the Building was fully occupied and completed;

(b)

where the Landlord determines, acting reasonably but in its sole discretion, that any item(s) of Operating Costs are provided only to or for the benefit of a portion of the Building, then the Landlord shall be entitled, but not obligated, to allocate the cost of those item(s) over such portion of the Building and adjust the Tenant’s Operating Cost payment based on such allocation;

(c)

if the Building is comprised of different categories of leaseable premises, the Landlord shall be entitled, but not obligated, to allocate Operating Costs among the various categories on the basis of such factors as the Landlord determines to be relevant and to adjust the Tenant’s Operating Cost payment based on such allocation; and

(d)	if any facilities, services or utilities:
(i)	for the operation, administration, management, repair and maintenance of the Building are provided from another building or other buildings owned or operated by Landlord or its manager;
(ii)	for the operation, administration, management, repair and maintenance of another building or other buildings owned or operated by the Landlord or its manager are provided from the Building; or

(iii)	are otherwise shared between the Building and another building or other buildings,

the costs, charges and expenses of such items shall be allocated by the Landlord, between the Building and other building or buildings on a reasonable basis.

6.8	Reduction or Control of Operating Costs

The Tenant shall comply with any practices or procedures that the Landlord, acting reasonably, may from time to time introduce to reduce or control Operating Costs and shall pay, as Additional Rent, all costs, as determined by the Landlord, that may be incurred by the Landlord as a result of any non-compliance. The Landlord may use an Expert to assist it in making such determination.

ARTICLE 7 - HVAC, UTILITIES AND OTHER LANDLORD SERVICES

7.1	Heating, Ventilating and Air Conditioning
(a)

The Landlord shall provide processed air in quantities and at temperatures required to maintain conditions within a reasonable temperature range in the Premises during Business Hours. If the Tenant requests the provision of processed air outside Business Hours, the Landlord shall provide such processed air if it is reasonably able to do so, at the Tenant’s cost determined in accordance with the Landlord’s standard rate schedule for such additional service in effect from time to time.

(b)

Any rebalancing of the climate control system necessitated by the installation of partitions, equipment or fixtures by the Tenant or by any use of the Premises not in accordance with the design standards of such system shall be performed by the Landlord at the Tenant’s expense. The Landlord shall not be responsible for inadequate performance of the Building Systems if: (i) attributable to any arrangement of partitioning in the Premises or changes therein, the failure to shade windows which are exposed to the sun, the production by the Tenant of smoke, odours or contaminated air which the Building Systems are not designed to accommodate, or any use of electrical power by the Tenant which exceeds the standard of normal use as determined by the Landlord; (ii) the occupancy level of the Premises exceeds one person to every 150 square feet of usable area of the Premises on an open floor basis; or (iii) the Tenant does not keep the heating, ventilation or air-conditioning vents or air returns free and clear of all obstructions.

7.2	Electricity and Other Utilities
(a)

The Landlord will provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building in such quantities as the Landlord, from time to time determines to constitute normal use for tenants in the Building. The Tenant shall not overload the capacity of any such service. The Tenant shall not bring onto the Premises any installations, appliances or business machines which are likely to consume significant amounts of electricity or other utilities or which require special venting without the prior written consent of the Landlord. The Tenant shall not engage any Person to provide any utility service to the Premises.

(b)

The Landlord shall replace building standard and, at the Landlord’s election, non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls in the Premises. In carrying out its obligations, the Landlord may adopt a system of periodic group relamping in accordance with sound building management practices.

(c)

Direct and indirect costs relating to the use by the Tenant of electricity and other utility services in quantities which represent normal use for tenants in the Building, as determined by the Landlord, will form part of Operating Costs or be paid by the Tenant to the Landlord separately as Additional Rent, as and to the extent that the Landlord may elect from time to time. The Landlord may install (i) if the Landlord reasonably believes the use of a utility or service in the Premises is disproportionate to the use of other tenants in the Building, or (ii) if requested by the Tenant, at the Tenant’s expense, otherwise such costs will be at the Landlord’s expense, separate meters or other measuring devices in the Premises or elsewhere to measure the Tenant’s consumption and the Landlord may use an Expert to assist it in determining such consumption.

7.3	Special HVAC Services and Utilities and Excess Quantities

If the Tenant requests interior climate control services, electricity, sewage disposal, water or other utility services of a type or in quantities that exceed normal use by tenants in the Building, as determined by the Landlord, the Landlord shall supply such services if the Landlord determines, in its sole discretion, that the provision of such services: (a) is within the capacity of the Building Systems; (b) would not affect the operation, aesthetics or structure of the Building; (c) would not reduce the efficiency of the existing services supplied to other tenants or parts of the Building; and (d) is otherwise feasible. The Tenant will pay to the Landlord all costs, both non-recurring and recurring, of providing all such services. Such costs shall be determined by the Landlord in a reasonable manner, which may include installation at the Tenant’s expense of separate meters or other measuring devices in the Premises or elsewhere or the Landlord may use an Expert to assist it in determining such costs.

7.4	Other Landlord Services
(a)

The Landlord shall provide janitorial services to the Premises in accordance with standards from time to time prevailing for similar office buildings in the area in which the Building is located. The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Premises in a condition that facilitates the performance of such services. Other than as included in janitorial services, all curtains, carpets, rugs and drapes of any kind in the Premises shall be cleaned and maintained by the Tenant. The Tenant shall not engage any Person to provide cleaning or janitorial services to the Premises without the Landlord’s written consent.

(b)

The Landlord shall provide elevator service during Business Hours for use by the Tenant in common with others, except when prevented by maintenance or repairs. Subject to emergencies, the Landlord will operate at least one passenger elevator for use by tenants at all times.

(c)	The Landlord shall provide necessary supplies in public washrooms sufficient for normal use by tenants in the Building.
7.5	Additional Services Provided by Landlord

Wherever this Lease provides that the Tenant is to pay a cost or expense to the Landlord as an item of Additional Rent (except for Operating Costs and the 15% administration fee referred to herein), the Tenant shall pay, in addition to such cost or expense, the Landlord’s administration charge of 15% of such cost or expense, which cost shall also be an item of Additional Rent. The Tenant shall pay to the Landlord the costs of all such services provided at the Tenant’s request or otherwise provided for herein and which are not included in Operating Costs including, without limitation: (a) the provision of processed air, electricity and other utilities and services outside of Business Hours or of a special nature or in excess quantities; (b) replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls; (c) special janitorial or cleaning services; (d) operating elevators for the sole benefit of the Tenant and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and (e) construction of any Leasehold Improvements or other work performed at the request of or on behalf of the Tenant.

7.6	Telecommunications
(a)

The Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services for the Premises, including, without limitation, the cost of installation, service, materials, repairs, maintenance, interruption or loss of telecommunication service.

(b)	The Tenant may utilize a telecommunication service provider (a “TSP”) of its choice with the Landlord’s prior written consent, but:
(i)

if the TSP is required to provide or install facilities in the Building in order to enable it to provide service to the Tenant, the Landlord must first determine that there is sufficient space in, or on the Building for the installation of the TSP’s facilities and that the TSP is acceptable to the Landlord;

(ii)

if the TSP intends to install, or has installed or purchased facilities situated in the Building for the purpose of providing telecommunication services to tenants in the Building, the Landlord shall require the TSP to execute and deliver the Landlord’s standard form of TSP licence agreement and pay to the Landlord the Landlord’s market rate for TSP’s access and use of the Building, as applicable;

(iii)	the Tenant shall be responsible for all costs incurred by the Landlord in enabling usage by the Tenant of its choice of TSP not otherwise paid by such TSP; and
(iv)	the Tenant shall be responsible for the removal of all wiring serving the Premises by such TSP at the expiry of the Term, if required by the Landlord.

(c)

If the Tenant’s approved TSP does not have a point of connection in the Premises, the Tenant may be required to install its own cable and facilities or to purchase cable and facilities from the Landlord for installation in the communication pathways and risers of the Building for connection to the Tenant’s TSP’s facilities in the main terminal room, at the main distribution frame or at other points of connection designated by the Landlord. In such case: (i) the Tenant may be required to pay the Landlord’s costs in enabling such connection; (ii) the Tenant may be required to remove such cable and facilities and restore any damage caused by the removal, or, at the Landlord’s option, to pay the cost of removal and restoration; (iii) the Tenant may be required to contribute to the costs of riser and telecommunications room management incurred by the Landlord; and (iv) the Tenant may be required to abide by any policies, directions or requirements of any riser or telecommunications room manager retained by the Landlord and to pay, in addition, any direct costs invoiced to the Tenant by such manager in respect of plan review charges, inspection charges and other services provided by such manager to the Tenant.

(d)

If required by the Landlord, the Tenant shall change its TSP if the licence agreement referred to above in Section 7.6(b) is terminated or expires and is not renewed. The Tenant acknowledges that the Landlord has no obligation to ensure continuation of services by the Tenant’s TSP or any other TSP in the Building.

(e)	The Landlord may require, upon 30 days prior written Notice, that the Tenant relocate all or any portion of the cables or facilities installed by it.
7.7	Signs and Premises Identification

(i)Subject to Section 7.7 (ii) below, the Tenant shall not erect, affix, install or maintain any signs, lettering, identification or any promotional or other written materials visible from the exterior of the Building or from any interior Common Areas and Facilities. The Landlord shall, at the Landlord’s expense, for the Tenant’s initial signage only, at the request and expense of the Tenant, supply and install: (a) on or near the entrance door of the Ground Floor Premises and the Ninth Floor Premises a standard Building sign bearing the name of the Tenant; (b) standard Building identification in any elevator lobby directional signage on the Tenant’s floor; and (c) one standard Building entry in any directory board for the Building, each in accordance with the Landlord’s uniform scheme for identification signage. Any tenant occupying at least a full floor in the Building may, subject to having received the Landlord’s prior written approval as to design, location, material and method of installation, supply and install its own sign in the elevator lobby of each full floor occupied by it.

(ii)Exterior Building Signage

Provided the Tenant: is Venus Concept Canada Corp., or a Permitted Transferee, is in occupation of and conducting business in the whole of the Premises and, in accordance with this Lease; is not and has not been in default of any provision of this Lease, and further provided that the Landlord and Tenant have executed this Lease and the Indemnifier has executed the Indemnity Agreement in a form satisfactory to the Landlord, then the Tenant shall be entitled to install, at its sole cost and expense, including all costs associated with maintenance, insurance, repair and restoration thereof, one (1) exterior sign, bearing its name or corporate logo, on the side of the top fascia of the west side of the Building, (the “Signage”). The Signage shall be non-exclusive and of a design and quality appropriate to the image of the Building, in keeping with the architectural integrity of the Building, and shall be subject to the prior written approval of Landlord (as to affixation, colour, content, design, location and specifications).

All costs of maintaining the Signage, including, without limitation, all costs of electricity consumed by the Signage, will be paid for by Tenant to Landlord upon receipt of an invoice therefor, with Tenant’s next instalment of monthly Rent, as an item of Additional Rent. Tenant’s insurance coverage shall include the Signage. Such Signage shall be in conformance with the Building Code, zoning by-laws and the regulations of any other bodies having jurisdiction and Tenant shall obtain, at its sole expense, all necessary permits and governmental approvals.

At the earlier of (i) expiration or earlier termination of this Lease, and any renewal or extension thereof, or (ii) the date upon which Tenant itself ceases to occupy the entirety of the Premises, Tenant shall, at its sole cost and expense, remove the Signage from the Building and make good any damage caused thereby. Upon prior Notice to Landlord, Tenant shall be permitted to remove the Signage prior to the expiration of the Term or any extension thereof, provided that it repairs any damage caused by such removal. If required by Landlord, the installation and removal of the Signage shall be performed by Landlord’s contractors, at Tenant’s cost, plus an administration fee and any applicable taxes, as Additional Rent. The Tenant’s right to install Signage and the location thereof shall cease upon the Tenant’s removal of the Signage.

The Signage shall be kept in a state of good repair at all times by the Tenant, at its expense, and to the standards of a first-class building and the Tenant may not remove same except for replacement due to damage or repair, provided that at the expiry or earlier termination of the Lease the Tenant at its expense shall remove same and repair all damage caused by the removal and installation.

The Tenant agrees that all indemnity and release of liability provisions set out in this Lease (the insurance and indemnity provisions) shall apply to the Tenant’s Signage and that the insurance coverage which it is required to maintain under this Lease shall apply to the Signage and to all occurrences which in any way relate to the installation or existence of same and to the Tenant’s rights under this section.

In the event the Tenant fails to install the exterior Signage during the first 12 months of the Term, it shall be deemed that the Tenant does not intend to install the exterior Signage, and this right set out herein shall be null and void and of no further force or effect.

ARTICLE 8 - OPERATION, CONTROL AND MAINTENANCE BY LANDLORD

8.1	Operation of the Building by Landlord

The Landlord shall operate the Building in accordance with all Applicable Laws and with standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of the Building Systems.

8.2	Control of the Building by Landlord

The Landlord has at all times exclusive control of the Building and its management and operation, but not so as to deny the Tenant access to the Premises except in an emergency. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may:

(a)

make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Building (including the Premises) where necessary to serve the Premises or other parts of the Building;

(b)

make changes or additions to any part of the Building not in or forming part of the Premises including, without limitation, dedicating or conveying portions of the Lands, granting easements, rights-of-way, restrictive covenants or other interests in the Lands and constructing additional improvements in or adjoining the Lands;

(c)

terminate or amend the Tenant’s right of use of any of the Common Areas and Facilities, change the location and size of any of the Common Areas and Facilities or use parts of the Common Areas and Facilities for promotional or other activities;

(d)

retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, management and control of the Building; and

(e)

do and perform such other acts in and to the Building or any of its component parts as the Landlord considers reasonable for the proper and efficient maintenance, repair, operation, management and control of the Building, provided that in the course of the Landlord’s exercise of its rights hereunder, the Landlord shall be deemed not to have re-entered the Premises nor to have breached any obligation of this Lease. The Landlord shall perform all of its work as expeditiously as is reasonably possible so as to interfere as little as is reasonably possible with the Tenant’s use of the Premises.

8.3	Name of Building

The Landlord may from time to time designate a name or other identification for the Building, subject to leaving in place the Signage, provided there has been no Event of Default. The Tenant shall be responsible for any costs it incurs as a result of any changes in the name or identification (such as changes to its stationery and other material). The Tenant shall have no rights in any such names or identification.

8.4	Maintenance and Repair by Landlord

The Landlord shall keep or cause to be kept the following in good repair to the standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of the Building Systems and to reasonable wear and tear not inconsistent with such standard:

(a)	the footings, foundations, structural columns and beams, structural subfloors, bearing walls, exterior walls, windows and roofs of the Building; and
(b)	the Common Areas and Facilities,

provided that:

(c)

if all or part of Building Systems require repair, replacement, maintenance or inspections, the Landlord shall have a reasonable time in which to complete such work, and during such time shall only be required to maintain such services as are reasonably possible in the circumstances; and

(d)

no reduction or discontinuance of such services or loss of use of the Premises shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation under this Lease.

All of the preceding costs that are referred to in this Section 8.4 shall be included in Operating Costs.

8.5	Access by Landlord

The Tenant shall permit the Landlord, its agents and others authorized by it, to enter the Premises to inspect, to provide services or to make repairs, replacements, changes or alterations as set out in this Lease, to take such steps as the Landlord may deem necessary for the safety, improvement, alteration or preservation of the Premises or the Building and to show the Premises to Mortgagees, prospective Mortgagees, purchasers and prospective purchasers and, during the last 18 months of the Term, to prospective tenants. In carrying out such rights the Landlord shall use reasonable efforts to minimize interference with the Tenant’s use and enjoyment of the Premises. The Landlord shall whenever possible give reasonable Notice to the Tenant prior to such entry (other than in the case of an emergency or apprehended emergency), but no such entry shall constitute a re-entry by the Landlord or an eviction or entitle the Tenant to any abatement of Rent.

8.6	Relocation

The Landlord shall have the right from time to time, on not less than 60 days’ Notice to the Tenant, to relocate the Premises to other premises within the Building having approximately the same area as the Premises. If the Landlord relocates the Premises prior to occupancy by the Tenant, it shall reimburse the Tenant for all expenses already incurred by the Tenant in preparing to move into the Premises to the extent that such expenditure is for items or materials not usable in the alternate premises. If the Landlord relocates the Tenant after occupancy by the Tenant, the Landlord shall provide the relocated premises improved to a standard and using materials of approximately the same quality as the Leasehold Improvements which exist in the existing Premises at the time of relocation and reimburse the Tenant within thirty (30) days of receipt of copies of receipted third party invoices for direct costs associated with the relocation, including, without limitation, moving costs, reprinting of a limited supply of stationery and supplies and disconnection and reconnection of telephone and computer equipment and systems. In no case will the Tenant be reimbursed or compensated for indirect costs including overhead, overtime charges or loss of profits and the Tenant will minimize costs by re-using all fixtures and trade fixtures from the Premises where it is feasible to do so. The Landlord agrees to use reasonable efforts to effect the relocation with a minimum of disruption to the Tenant’s business. The Landlord and the Tenant shall enter into a lease amending agreement in the Landlord’s standard form to confirm the terms of the relocation including, without limitation, any adjustment to the Basic Rent if the Rentable Area of the relocated premises is different than the Rentable Area of the existing Premises and to confirm that all other terms and conditions of this Lease shall apply with respect to the relocated premises for the remainder of the Term.

Notwithstanding anything to the contrary set out in this Lease, provided Venus Concept Canada Corp or a Permitted Transferee., is the Tenant, then the Landlord shall not have the right to relocate any part of the Premises the Tenant is occupying.

For greater clarity and by way of example only, in the event the Tenant does not require the Ground Floor Premises and subsequently sublets this portion of the Premises to another party, then the Landlord shall have the right to relocate that particular portion of the Premises.

ARTICLE 9 - MAINTENANCE AND ALTERATIONS BY TENANT

9.1	Maintenance and Repair by Tenant

The Tenant shall at its sole cost maintain and repair the Premises and all Leasehold Improvements in good order and condition to the standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject to reasonable wear and tear not inconsistent with such standard and with the exception only of those repairs which are the obligation of the Landlord under this Lease and subject to Article 14.

9.2	Alterations by Tenant
(a)	The Tenant may from time to time at its own expense install Leasehold Improvements and alter existing Leasehold Improvements (the “Alterations”) provided that:
(b)

all Alterations shall require the prior written approval of the Landlord, save and except for minor alterations to Leasehold Improvements which do not affect the structure of the Building, any exterior walls, windows or roof, any of the Building Systems or the aesthetics of the Building and which do not require a building permit, provided the Tenant has given Notice with reasonable detail of the proposed Alterations to the Landlord in advance;

(c)

for Alterations which require the Landlord’s approval, the Tenant shall furnish the Landlord with two complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical, mechanical, computer system wiring and telecommunication plans) of the proposed Alterations. The Tenant shall retain the Landlord’s base building mechanical, electrical and structural engineering consultants to ensure compatibility of the Building Systems and the Alterations. if the Tenant uses other consultants for the preparation of the Tenant’s working drawings, then the Landlord may elect to retain architects and engineers to review such working drawings for the purpose of approving the proposed Alterations (it being understood that notwithstanding such approval, the Landlord shall have no responsibility with respect to the adequacy of such working drawings). The Tenant shall pay to the Landlord, on demand, the costs of the examination of such drawings by either the Landlord or an outside consultant plus an administration fee of 15% of such costs;

(d)

the Alterations shall be subject to the reasonable regulations, supervision, control and inspection by the Landlord and, in addition to any other payment contained in this Article, the Tenant shall pay to the Landlord, on demand, the Landlord’s then current fee for coordination services provided by the Landlord during the Tenant’s construction of its Alterations;

(e)

the Tenant shall provide, prior to the commencement of Alterations, evidence of required workers’ compensation coverage and proof of owner and contractors protective liability insurance coverage, with the Landlord, any property manager and any Mortgagee as required by the Landlord, to be named as additional insureds, in amounts, with insurers, and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the Alterations will be carried out. In addition, if reasonably requested by the Landlord, the Tenant shall provide proof of performance and payment bonds being in place; the Tenant will deliver a list identifying every contractor and subcontractor, accompanied by an up-to-date valid clearance certificate for each of them issued by the appropriate workers’ compensation, safety and insurance authority and the Landlord shall have approved, prior to commencement of the Alterations, such contractors and subcontractors and their respective labour affiliations. The Tenant will not use any contractor or permit the use of any sub-contractor that is not identified on the list;

(f)

if any proposed Alterations could affect the structure, the exterior walls or the Building Systems, the Landlord may require that any such Alterations be performed by either the Landlord or its contractors in which case the Tenant shall pay the Landlord’s cost plus an administration fee of 15%;

(g)	the Tenant shall have provided to the Landlord a copy of the contract for the Alterations and evidence satisfactory to the Landlord as to the existence of all necessary permits;
(h)	the Tenant shall perform the Alterations or cause the Alterations to be performed: (i) in accordance with any construction methods and procedures manual for the Building; (ii) in accordance with the plans and specifications submitted to and approved by the Landlord; (iii) in accordance with any conditions, regulations, procedures or rules imposed by the Landlord; (iv) in compliance with all Applicable Laws; and (v) in a good and workmanlike and expeditious manner using new materials;

(i)	the Landlord may inspect construction as it proceeds;
(j)	upon completion of the Alterations, the Tenant shall provide the Landlord with a complete set of “as built” drawings for the Alterations; and
(k)

if the Tenant fails to observe any of the requirements of this Article, the Landlord may require that construction stop and, at the Landlord’s option, that the Premises be restored to their prior condition failing which the Landlord may do so and the Tenant shall pay the Landlord’s cost plus an administration fee of 15%.

9.3	Removal of Improvements and Fixtures

All Leasehold Improvements shall immediately upon their placement become the Landlord’s property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements or trade fixtures shall be removed from the Premises by the Tenant either during or at the expiry or earlier termination of the Term except that:

(a)	the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and
(b)	the Tenant shall, at its sole cost:
(i)

remove: (1) all of its trade fixtures; (2) the Signage; (3) any non-standard Leasehold Improvements; (4) wiring, cabling, equipment, and furniture; and (5) any Leasehold Improvements that were not pre-approved by the Landlord in writing; and

(ii)

restore the t-bar ceiling grid, ceiling tiles, and lights in the open area of the Ground Floor Premises with base Building t-bar, base Building ceiling tiles and base Building lights (all of which the Landlord will provide specifications for the Tenant to supply and install) which in any event will match the existing drop ceiling and lights in the Ground Floor Premises. The Tenant shall restore and repair any damage to the Premises or the Building caused by the installation, restoration and removal of items (1) and (2) above, such of the Leasehold Improvements and wiring, cables and related devices and equipment in the Premises and restore the Premises to the then current base building standard of the Building, all as the Landlord shall require by Notice prior to the expiration of the Term. Such removal and restoration shall be completed by the later of: (A) the end of the Term; and (B) fifteen (15) days after the Landlord’s Notice, provided that in the event of termination of this Lease prior to the expiry of the Term, such removal and restoration shall be completed no later than fifteen (15) days after the date the Landlord recovers possession of the Premises.

Upon the expiry or earlier termination of this Lease, the Tenant shall leave the Premises in a clean and broom swept condition and free of debris. The Tenant shall at its own expense repair any damage caused to the Building by the Leasehold Improvements, trade fixtures or wiring, cables and related devices and equipment and/or such removal and restoration. if the Tenant does not remove its trade fixtures, or wiring, cables and related equipment prior to the expiry or earlier termination of the Term, such trade fixtures or wiring, cables and related devices and equipment shall, at the option of the Landlord, be deemed abandoned and become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable and the Tenant shall pay to the Landlord on demand all costs incurred by the Landlord in connection therewith, plus an administration fee of 15% of the costs. If the Tenant fails to complete any work referred to in this Section within the period specified, the Tenant shall pay compensation to the Landlord for damages suffered by the Landlord for loss of use of the Premises, which damages shall not be less than 125% 150% of the per diem Rent payable during the last month preceding the expiry or earlier termination of the Term.

9.4	Liens

The Tenant shall pay before delinquency for all materials supplied and work done in respect of the Premises so as to ensure that no lien or claim of lien is registered against any portion of the Lands or against the Landlord’s or Tenant’s interest in the Lands. if a lien or claim of lien is registered or filed, the Tenant shall discharge or vacate it at its expense within seven ti-ye Business Days after Notice from the Landlord (or sooner if such lien or claim is delaying a financing or sale of all or any part of the Lands), failing which the Landlord may at its option discharge the lien or claim of lien by paying the amount claimed to be due into court and the amount so paid and all expenses of the Landlord including legal fees (on a substantial indemnity costs basis) shall be paid by the Tenant to the Landlord. The Tenant shall not mortgage, charge, grant a security interest in or otherwise encumber any Leasehold Improvements.

9.5	Notice by Tenant

The Tenant shall promptly notify the Landlord of any accident, defect, damage or deficiency which occurs or exists in any part of the Premises, the Building Systems within the Premises or the Common Areas and Facilities located on the floor(s) on which the Premises is located and which comes to the attention of the Tenant.

ARTICLE 10 - USE OF PREMISES

10.1	Permitted Use

The Tenant shall continuously and actively use and operate the whole of the Premises in a first-class, reputable manner befitting the reputation and image of the Building. The Ninth Floor Premises shall be used and occupied only as professional business offices for the administration of medical aesthetic devices and other uses as maybe permitted under this

Lease. Notwithstanding the above, the Tenant and Landlord acknowledge that in addition to the above, the Ground Floor Premises shall be used for receiving, storing and distribution of the Tenant’s medical aesthetic products and medical aesthetic equipment. The Tenant shall use its best efforts to work with the Landlord in scheduling deliveries and pickups to ensure that minimal disturbance is caused to the Building, other tenants in the Building and the parking lot servicing the Building. The Premises shall be used for no other purposes other than as stated above. The Tenant shall not use the Premises for the purposes of a call centre, school or telecommunications centre or in any manner which does or could result in excessive demands being placed on the Building Systems or other Common Areas and Facilities.

The Tenant acknowledges that the occupancy level of the Premises shall not exceed one (1) person to every one hundred and fifty (150) square feet of usable area of the Premises.

10.2	Compliance with Laws

The Tenant shall use and occupy and shall cause the Premises to be used and occupied in compliance with all Applicable Laws and in a safe, careful and proper manner. It is the Tenant’s responsibility to ensure that its use from time to time is permitted by all Applicable Laws. At the Landlord’s request the Tenant shall comply with any directive, policy or request of any governmental or quasi-governmental authority or any other reasonable request of the Landlord, in respect of any energy conservation, waste management, safety, security or other matter relating to the operation of the Building. If due primarily to the Tenant’s use or occupancy of the Premises, improvements or changes are necessary to comply with any Applicable Laws or with any such directive, policy or request or with the requirements of insurance carriers, the Landlord may at its option either do the necessary work, at the expense of the Tenant, or forthwith give Notice to the Tenant to do such work within the requisite period of time and the Tenant shall then do such work within the requisite period of time. The Tenant shall pay to the Landlord the costs of any such work done by the Landlord.

10.3	Nuisance, Interference, Waste, Overloading

The Tenant shall not cause or allow any act or thing which constitutes a nuisance or which is offensive to the Landlord or other occupants of the Building or which interferes with the operation of any Building Systems or with the computer equipment, telecommunication equipment or other technological equipment of the Landlord, any service providers or other occupants of the Building. The Tenant shall keep the Premises free of debris and other items that might attract rodents or vermin and free of anything of a dangerous, noxious or offensive nature or which could create a fire, environmental, health or other hazard (including any electromagnetic fields or other forms of radiation) or undue vibration, heat or noise. The Tenant shall not cause or allow any overloading of the floors of the Building or the bringing into any part of the Building, including the Premises, of any articles or fixtures that by reason of their weight, use or size might damage or endanger the structure or any of the Building Systems.

10.4	Rules and Regulations

The Tenant shall comply and cause every Person over whom it has control to comply with the Rules and Regulations. The Landlord shall have the right from time to time to make reasonable amendments, deletions and additions to such Rules and Regulations. If the Rules and Regulations conflict with any other provisions of this Lease, the other provisions of this Lease shall govern. The Landlord shall not be obligated to enforce the Rules and Regulations and shall not be responsible to the Tenant for failure of any Person to comply with the Rules and Regulations. The Rules and Regulations may differentiate between different types of tenants, different parts of the Building or otherwise. The Landlord agrees that it will not enforce the Rules and Regulations in a manner that is discriminatory to the Tenant.

ARTICLE 11 - INSURANCE, LIABILITY AND INDEMNITY

11.1	Tenant’s Insurance

The Tenant shall effect and maintain during the Term and any renewals and extensions thereof, (and any period that the Tenant occupies or is given possession of the Premises), at its sole cost and expense:

(a)

“all risks” property insurance upon all property owned by the Tenant or by others and for which property the Tenant is responsible located in or about the Premises or the Building including equipment, furniture, fixtures, Leasehold Improvements and the Signage referred to in Section 7.7 (ii), in amounts sufficient to fully cover, on a replacement cost basis without deduction for depreciation, all such items;

(b)

if applicable, comprehensive form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and all property in the Premises not owned by the Landlord;

(c)

commercial general liability insurance on an occurrence basis, against claims for bodily injury, personal injury, economic loss and property damage arising from occurrences in or about the Building or arising from or in any way relating to the Tenant’s use or occupancy of the Premises or the Building, contractual liability (including coverage of the indemnities provided for in this Lease), non-owned automobile liability and owner and contractors’ protective liability, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located (as determined by the Landlord), but not less than $5,000,000.00 in respect of each occurrence;

(d)	Tenant’s legal liability insurance for the full replacement cost of the Premises including loss of the use of the Premises;
(e)

business interruption insurance for a minimum period of 24 months in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 11.1(α) and 11.1(b) or attributable to prevention of access to the Premises or the Building as a result of any such perils, including extra expense insurance if applicable; and

(f)

any other form of insurance that the Landlord or any Mortgagee may reasonably require from time to time in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee and which are in keeping with the insurance coverage required by other comparable commercial office landlords of properties of the same class, age, location and use.

Should the Tenant fail to maintain any of the insurance required pursuant to this Section 11.1 and should such default continue for two (2) Business Days after Notice to the Tenant, then in addition to any other rights and remedies, the Landlord may, but shall have no obligation to, elect to obtain the required insurance and the Tenant shall upon demand pay to the Landlord, as Rent, the Landlord’s cost of obtaining such insurance.

11.2	Form of Tenant Policies

Each policy required pursuant to Section 11.1 shall be in a form and with insurers acceptable to the Landlord, acting reasonably, having reasonable deductibles, and: (a) the insurance described in Sections 11.1(α) and 11.1(b) and any other property damage insurance shall include, as additional insureds (but without liability for premiums) as its interests may appear the Landlord, the Landlord’s property manager, facilities manager, asset manager (if any) and any Mortgagee; and other Persons with an interest in the Building from time to time designated in writing by the Landlord; (b) the insurance described in Section 11.1(c) shall include as additional insureds (but without liability for premiums) the Landlord, any Mortgagee, tiny other Persons with an interest in the Building from time to time designated in writing by the Landlord and any property manager, asset manager or facilities manager retained by the Landlord in respect of the Building; (c) all property damage and liability insurance shall contain provisions for cross-liability and severability of interests among the Landlord, the other insureds and the Tenant; (d) all property damage insurance (including boiler and machinery insurance) shall contain a waiver of any rights of subrogation which the insurer may have against the Landlord and those for whom the Landlord is in law responsible whether the damage is caused by the act, omission or negligence of the Landlord or such other Persons; and (e) shall contain a provision that the Tenant’s insurance shall be primary and shall not call into contribution any other insurance available to the Landlord.

11.3	Certified Copies and Notice to Landlord

The Tenant shall provide to the Landlord, prior to the Tenant’s occupancy of all or any portion of the Premises for any purpose, certified copies or other evidence satisfactory to the Landlord that the Tenant has obtained all insurance policies required by this Lease and shall provide written evidence of the continuation of such policies not less than ten days prior to their respective expiry dates. Each policy required pursuant to Section 11.1 shall provide that: (a) the insurer must notify the Landlord and any Mortgagee in writing at least 30 days prior to any material change detrimental to the Landlord or any Mortgagee or the cancellation of any such policy; (b) the policy shall not be invalidated in respect of the interests of the Landlord or any Mortgagee or any other additional insureds by reason of any breach or violation of any warranties, representations, declarations or conditions contained in such policy; and (c) the policy shall be non-contributing with, and shall apply only as primary and not excess to any other insurance available to all and any of the Landlord, any Mortgagee or any other additional insured referred to above. The delivery to Landlord of a certificate of insurance or any review thereof by or on behalf of Landlord shall not limit the obligation of Tenant to provide and maintain insurance pursuant to this Article 11 or derogate from Landlord’s rights if Tenant fails to fully insure.

11.4	Landlord’s Insurance

The Landlord shall effect and maintain during the Term: (a) liability insurance; (b) “all risks” property insurance; (c) boiler and machinery insurance; and (d) such other insurance on the Building and all property and interest of the Landlord in the Building as determined by the Landlord, in each case, to the extent, with coverage and in amounts as determined by the Landlord from time to time, and consistent with the levels of insurance maintained by a prudent landlord of a building of a similar nature in a similar location. The Tenant agrees that notwithstanding the Tenant contributes to the cost of the Landlord’s insurance with respect to the Building, the Tenant shall not have any insurable interest in, or any right to recover any proceeds under any of the Landlord’s insurance policies.

11.5	Insurance Risks

The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises or any other portion of the Building anything that may contravene or be prohibited by any of the Landlord’s insurance policies in force from time to time covering or relevant to any part of the Building or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Building causes or results in any increase in premiums for any of the Landlord’s insurance policies, then, without limiting any other rights or remedies of the Landlord, the Tenant shall pay any such increase as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. A written report by an Expert concerning the cause of any increase in premiums will be accepted as conclusive evidence of the cause for the purposes of determining the Tenant’s liability to pay for increases as Additional Rent.

11.6	Release of Landlord
(a)

Save and except for the negligence of the Landlord and those for whom the Landlord is in law responsible, the Tenant hereby releases the Landlord from any and all claims, actions, causes of action, damages, demands for damages and other liabilities, howsoever arising, that may be made by the Tenant against the Landlord under the provisions of this Lease to the extent of all insurance proceeds paid under the policies of insurance maintained by the Tenant or which would have been paid if the Tenant had maintained the insurance required under this Lease and had diligently processed any claims thereunder. In addition and without limitation, the Tenant agrees that the Landlord, regardless of any breach of the Lease by the Landlord and, notwithstanding anything else herein contained, shall not be liable for and hereby releases the Landlord, save and except for the negligence of the Landlord and those for whom the Landlord is in law responsible, from:

(b)	any and all claims, actions, causes of action, damages, demands for damages and other liabilities:

(i)

for or related to any bodily injury, personal injury, illness or discomfort to or death of the Tenant or any of its agents, officers, contractors, employees, invitees, licensees and any other Person for whom the Tenant is legally responsible in or about the Building or the Premises; and

(ii)

for or related to any loss or damage to property owned by the Tenant or by others and for which property the Tenant is responsible in or about the Building or the Premises, and, without limiting the foregoing, the Landlord shall not be liable for any damage caused by steam, water, rain or snow which may leak into, issue or flow from part of the Building, including the Premises, or from the pipes or plumbing works thereof, or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring;

(c)

any loss or damage caused as a result of any damage, destruction, construction, alteration, expansion, expropriation, reduction, repair or reconstruction from time to time of the Building, any parts or components of the Building or of improvements on adjoining properties or by anything done or omitted to be done by any other tenant or occupant;

(d)

any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitorial services, security services, supervision or any other work in or about the Premises or the Building;

(e)

any loss or damage, however caused, to books of account, records, files, money, securities, negotiable instruments, papers, computer disks, tapes, software, data and other electronic files and their storage media of any kind or to other valuables of the Tenant including art, artworks, statuary, antiques, gems and precious metals of the Tenant and of others;

(f)

any loss or damage arising from obstruction of deliveries to or from the Premises or interruption, cessation, faulty operation, breakdown or failure of any Building Systems, including but not limited to, the supply of any utilities, telecommunication services (whether controlled or owned by the Landlord or not) or other services in, to or serving the Building or the Premises, whether they are supplied by the Landlord or by others; and

(g)	any indirect or consequential damages including, but not limited to, loss of profit.
11.7	Release of Tenant

Save and except for the negligence of the Tenant and those for whom the Tenant is in law responsible, the Landlord hereby releases the Tenant, and its agents, officers and employees, and any other Person for whom the Tenant is legally responsible from any liability or claim that may be made by the Landlord against the Tenant under the provisions of this Lease with respect to such loss to the extent of the lesser of: (a) the amount, if any, by which such loss exceeds the amount of insurance the Tenant is required to maintain under the terms of this Lease or actually maintains, whichever is greater; and (b) the proceeds actually paid to the Landlord with respect to such loss under the policies of insurance maintained by the Landlord pursuant to Section 11.4 or which would have been paid if the Landlord had maintained the insurance required under this Lease and had diligently processed any claims thereunder. This release shall be operative only if it is not prohibited by the Landlord’s insurance policies and would not place the Landlord in breach of such policies or expose the Landlord to additional costs under or in connection with such policies. The Landlord further releases the Tenant from any indirect or consequential damages of the Landlord, but not limited to, loss of profit, save and except for any damage caused by the negligence of the Tenant and those for whom the Tenant is in law responsible.

11.8	Indemnity by Tenant

The Tenant shall indemnify and save harmless the Landlord from and against any and all claims, actions, causes of action, damages, demands for damages, losses and other liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury, illness or discomfort or damage to property and legal fees on a substantial indemnity costs basis) due to or arising from or out of, subject to Section 11.7, any occurrence in, on or at the Premises or the occupancy or use by the Tenant of the Premises or any other part of the Building or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person permitted by the Tenant to be on the Premises or the Building or due to or arising out of any breach by the Tenant of this Lease.

ARTICLE 12 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.1	Transfers

The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord, which consent shall not be unreasonably withheld but shall be subject to the Landlord’s rights under Section 12.2. The Tenant shall pay to the Landlord its then current reasonable charge and all costs incurred (including legal fees and disbursements) in respect of the proposed Transfer. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to withhold its consent if, without limiting any other factors or circumstances which the Landlord may reasonably take into account:

(a)	an Event of Default on the part of the Tenant hereunder has occurred and is continuing;
(b)

the proposed Transfer would be or could result in violation or breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants, or prospective tenants or occupants, of the Building;

(c)	in the Landlord’s reasonable opinion:
(i)	either the financial background or the business history and capability of the proposed Transferee is not satisfactory;
(ii)	the nature or character of the proposed business of the proposed Transferee is such that it might harm the Landlord’s business or reputation or reflect unfavourably on the Building, the Landlord, or other tenants of the Building, or the image of any of them, or is unethical, immoral or illegal;
(iii)

the use of the Premises by the proposed Transferee could be incompatible with the other businesses or activities being carried on in the Building or could result in excessive demands being placed on the Building Systems or other Common Areas and Facilities; or

(iv)	if the Transfer affects less than all of the Premises, the portion affected or the portion remaining are not acceptable in respect of size, access or configuration;
(d)

the proposed Transferee or any principal of the proposed Transferee or any principal shareholder of the proposed Transferee has a history of defaults under other commercial leases or does not have a satisfactory history of compliance with laws;

(e)	the Landlord at the time has, or will have in the next ensuing three month period, other premises in the Building suitable for leasing to the proposed Transferee;
(f)

the basic and additional rent payable by the Transferee is less than the Basic Rent and Additional Rent payable by the Tenant hereunder as at the effective date of the Transfer except in the case where the Landlord determines, in its sole discretion, that payment of lesser rent by the Transferee will not detrimentally affect the leasing program for the Building; or

(g)

the proposed Transfer is to: (i) an existing tenant or occupant of the Building or of any other building owned or managed by the Landlord or any of its affiliates within the same market area as determined by the Landlord; or (ii) a consulate, embassy, trade commission or other representative of a foreign government; (iii) a government, quasi-government or public agency, service or office; or (iv) a call centre, school or telecommunications centre.

Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer.

12.2	Tenant’s Notice, Landlord’s Right to Terminate

If the Tenant intends to effect a Transfer the Tenant shall give prior Notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the part of the Premises affected and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee reasonably requires, together with copies of all documents which record the particulars of the proposed Transfer. The Landlord shall, within 15 days after having received such Notice and all requested information, notify the Tenant either that:

(a)	it consents or does not consent to the Transfer in accordance with the provisions of this Lease; or
(b)	it elects to terminate this Lease as to the part of the Premises affected by the proposed Transfer, or as to the whole Lease and Premises if the proposed Transfer affects all of the Premises.

If the Landlord elects to terminate this Lease it shall stipulate in its Notice the termination date of this Lease, which date shall be the date of possession contemplated under the proposed Transfer (provided that if such date is less than 30 days following the giving of Notice of such election, the Landlord may elect to have the termination date 30 days following the giving of Notice). If the Landlord elects to terminate this Lease, the Tenant may notify the Landlord within ten days following receipt of such Notice of the Tenant’s intention to refrain from such Transfer and, if the Tenant provides such Notice within such time period, then the Landlord’s election to terminate this Lease shall become void. If the Tenant fails to deliver such Notice within such time period, then this Lease shall, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its Notice of election to terminate. If the Tenant is required to deliver possession of a part only of the Premises, the Tenant shall pay all costs incurred in connection with rendering that part functionally separate and suitable for separate use and occupancy, including partitioning and providing entrances and services.

12.3	Conditions of Transfer

The following terms and conditions apply in respect of a Transfer:

(a)

the Tenant and the Transferee shall execute, prior to the Transfer being made, an agreement with the Landlord in the Landlord’s form including the Transferee’s covenant to be bound by all of the terms of this Lease;

(b)

notwithstanding any Transfer, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease. The Tenant’s liability shall continue notwithstanding any amendment of this Lease throughout the Term and any exercise of any renewal or extension of the Term provided for herein, regardless of whether or when an amendment of this Lease is made (however the original Tenant’s liability will not be increased by any amendment that it is not a party to) and notwithstanding that the Landlord may collect Rent from the Transferee;

(c)

if the basic and additional rent (net of reasonable out of pocket costs for commissions, free rent, marketing, for cash allowances and for Alterations required by and made for the Transferee by the Tenant, amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee under such Transfer exceeds the Basic Rent and Additional Rent payable by the Tenant hereunder, 50 % of the amount of such excess received by the Tenant, shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration (excluding consideration with respect to goodwill and/or the purchase price relating to the Tenant’s assets and/or business) other than basic rent or additional rent for such Transfer, either in the form of cash, goods or services, the Tenant shall immediately pay to the Landlord fifty (50%) percent of an amount equivalent to such consideration;

(d)

if the Transfer is a sublease, the Transferee will agree to waive any statutory or other right to apply to a court or to otherwise elect to: (i) retain the unexpired term of the Lease or the unexpired term of the sublease; (ii) obtain any right to enter into any lease or other agreement directly with the Landlord; or (iii) otherwise remain in possession of any portion of the Premises, in any case where the Lease is terminated, surrendered or otherwise cancelled, including, without limitation, any disclaimer, repudiation, surrender or other termination (each of these transactions being referred to as an “Early Termination”) by any trustee in bankruptcy of the Tenant or a Transferee, by any court appointed officer, or by the Tenant or a Transferee in connection with any insolvency proceedings;

(e)

if there is an Early Termination, the Tenant and any Transferee (except the bankrupt or insolvent Tenant or Transferee) to whom the Landlord gives Notice within 60 days after the Early Termination, shall be considered to have entered into a lease with the Landlord on the same terms and conditions as are contained in this Lease except that the term of the lease shall commence on the date of the Early Termination and shall expire on the date this Lease would have expired but for the Early Termination; and

(f)

notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or the Transferee.

12.4	Corporate Records

Upon the Landlord’s request, the Tenant shall: (a) deliver a statutory declaration by one of its senior officers setting forth the details of its corporate and capital structure; and (b) make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

12.5	Permitted Transfers

Notwithstanding Section 12.1 and provided that the Required Conditions are satisfied and there is not then an Event of Default, the Tenant shall have the right on prior Notice to the Landlord, but without being required to obtain the Landlord’s consent, to effect a Transfer in compliance with Section 12.3 in favour of a Permitted Transferee and the Landlord’s right to terminate shall not apply to such a Transfer.

12.6	No Advertising

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

12.7	Sales or Dispositions by Landlord

The Landlord shall have the unrestricted right to sell, transfer, lease, license, charge or otherwise dispose of all or any part of its interest in the Building or any interest of the Landlord in this Lease. In the event of any sale, transfer, lease or other disposition the Landlord shall thereupon, and without further agreement, be released of all liability under this Lease arising from and after such disposition upon assumption of the Lease by the purchaser or transferee. If required by the Landlord in connection with any sale, transfer, charge or other disposition the Tenant shall, within five Business Days of request, provide to the Landlord, prospective purchasers and Mortgagees and their respective agents and consultants, access to the current financial statements of the Tenant and any Indemnifier. If the Tenant is listed on a recognized stock exchange in Canada or the United States, the Tenant agrees to provide instead copies of the Tenant’s annual reports, quarterly reports and all other publicly distributed reporting material:,.

ARTICLE 13 - LANDLORD FINANCING AND STATUS CERTIFICATES

13.1	Subordination and Postponement
(a)

This Lease and the rights of the Tenant in this Lease shall be subject and subordinate to any and all Mortgages and the Tenant, on request by and without cost to the Landlord, shall, within € e ten Business Days after such request, execute and deliver any and all instruments required by the Landlord to evidence such subordination. Upon request by the Tenant at the time of any request for confirmation of subordination, the Landlord shall make reasonable commercial efforts to obtain from any Mortgagee, at the Tenant’s expense, an acknowledgement and assurance in writing addressed to the Tenant, whereby such Mortgagee acknowledges that, in the event of any such Mortgagee realizing upon the security, it will not disturb the Tenant and will permit the Tenant to remain in possession under this Lease in accordance with its terms, so long as the Tenant is not in default.

(b)

The Landlord, as to any Mortgage, and a Mortgagee, as to any Mortgage held by it, may, by Notice to the Tenant, elect that this Lease and the rights of the Tenant hereunder shall be prior to such Mortgage(s) and the Tenant, on request by and without cost to the Landlord, shall, within ten five Business Days after such request, execute and deliver any and all instruments required by the Landlord or the Mortgagee, as the case may be, to confirm priority to this Lease over the Mortgage(s).

13.2	Attornment

At any time after any of the following has occurred:

(a)	if a Mortgagee delivers a Notice of attornment;
(b)	if a Mortgagee shall take possession of the Building or the Premises; or

(c)

if the interest of the Landlord is transferred to any Person (in this Article referred to as a “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any Mortgage, or by delivery of a conveyance, the Tenant shall, at the option of the Mortgagee or the Purchaser, as the case may be, exercisable by Notice in writing to the Tenant, be deemed to have attorned to the Mortgagee or the Purchaser, as the case may be, upon receipt of such Notice. The Landlord, the Mortgagee or the Purchaser, as the case may be, may require the Tenant to enter into all instruments required by the Landlord, the Mortgagee or the Purchaser, as the case may be, to confirm such attornment. Upon such attornment the obligations of the Tenant under this Lease shall continue in full force and effect upon all the same terms, conditions and covenants in this Lease.

13.3	Status Certificates

The Tenant shall at any time and from time to time execute and deliver to the Landlord, or as the Landlord, a Mortgagee or a Purchaser may direct, within ten Business Days after it is requested, a certificate of the Tenant, in the form supplied, subject to such changes as are necessary to accurately reflect the terms of the Lease, addressed to the Landlord, the Mortgagee or the Purchaser, as the case may be, and/or any prospective purchaser, lessor or Mortgagee, certifying such particulars, information and other matters in respect of the Tenant, the Premises and this Lease that the Landlord, the Mortgagee or the Purchaser, as the case may be, may request.

13.4	Reliance

Notwithstanding that a Mortgagee or a Purchaser is not a party to this Lease, it shall be entitled to rely upon and enforce the provisions of this Lease which are stated to be for its benefit and, without limitation, the Mortgagee shall be entitled to act as agent for the Landlord to the extent necessary to enforce any such provisions.

ARTICLE 14 - DAMAGE, DESTRUCTION

14.1	Damage to Premises

If all or any material part of the Premises is rendered untenantable or completely inaccessible by damage from fire or other casualty to the Building, then:

(a)

if in the reasonable opinion of the Expert, the damage can be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord shall forthwith repair such damage other than damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by Landlord; and

(b)

if in the reasonable opinion of the Expert, the damage cannot be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), then the Landlord may elect to terminate this Lease as of the date of such casualty by Notice delivered to the Tenant not more than 20 days after receipt of the Expert’s opinion, failing which the Landlord shall forthwith repair such damage other than damage to Leasehold Improvements or property that is not the responsibility of or is not owned by Landlord.
14.2	Abatement

If the Landlord is required to repair damage to the Premises under Section 14.1 the Basic Rent payable by the Tenant shall be proportionately reduced to the extent that the Premises are rendered untenantable or inaccessible, from the date of the casualty until 30 days after completion by the Landlord of the repairs to the Premises or until the Tenant again uses the Premises (or the part thereof rendered untenantable), whichever first occurs. The Tenant shall effect its own repairs as soon as possible after completion of the Landlord’s repairs. Notwithstanding the foregoing, there shall be no abatement or reduction of Basic Rent where the Landlord’s repairs to the Premises take less than ten days to complete after the damage occurs.

14.3	Termination Rights

Notwithstanding anything else contained in this Lease, if: (a) the Building is partially destroyed or damaged so as to affect 25% or more of the Rentable Area of the Building; or (b) in the reasonable opinion of the Expert the Building is unsafe or access or services are affected and, in either case, cannot be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium); or (c) the proceeds of insurance are substantially insufficient to pay for the costs of repair or rebuilding or are not payable to or received by the Landlord; or (d) damage or destruction is caused by an occurrence against which the Landlord is not insured or beyond the extent to which the Landlord is required to insure under this Lease; or (e) any Mortgagee(s) or other Person entitled to the insurance proceeds shall not consent to the repair and rebuilding, then the Landlord may terminate this Lease by giving to the Tenant Notice of such termination within 60 days of the damage or destruction, in which event the Term shall cease and be at an end as of the date of such damage or destruction and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of termination (subject to any abatement under Section 14.2).

14.4	Landlord’s Rights on Rebuilding

In the event of damage to the Building and if this Lease is not terminated in accordance with Sections 14.1 or 14.3, the Landlord shall forthwith repair any damage to the Building, but only to the extent of the Landlord’s obligations under the terms of the various leases for premises in the Building (including this Lease) and exclusive of any tenant’s responsibilities with respect to such repair. In repairing or rebuilding the Building or the Premises the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Building on the Lands, the Common Areas and Facilities or any part thereof, and may alter or relocate the Premises, provided that the Building as repaired or rebuilt is of a similar standard and the Premises as altered or relocated shall be of approximately the same size as the original Premises.

ARTICLE 15 - DEFAULT AND REMEDIES

15.1	Events of Default

Any of the following constitutes an Event of Default under this Lease:

(a)	any Rent and Rental Taxes are in arrears and are not paid within five days after Notice from the Landlord;
(b)	the Tenant has breached any of its obligations in this Lease and, if such breach is capable of being remedied and is not otherwise listed in this Section 15.1, after Notice from the Landlord:
(i)	the Tenant fails to remedy such breach within ten days (or such shorter period as may be provided in this Lease); or
(ii)

if such breach cannot reasonably be remedied within ten days or such shorter period, the Tenant fails to commence to remedy such breach within such ten days or shorter period or thereafter fails to proceed diligently to remedy such breach;

(c)

the Lease or any goods, chattels or equipment of the Tenant is seized, taken or exigible in execution or in attachment or if a writ of execution or enforcement is issued against the Tenant and such writ is not stayed or vacated within ten days after the date of such issue;

(d)

the Tenant or any Indemnifier becomes insolvent or commits an act of bankruptcy or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment, compromise or arrangement with its creditors, or if a receiver is appointed for all or part of the business, property, affairs or revenues of the Tenant;

(e)

the Tenant makes a bulk sale of its goods (other than in conjunction with a Transfer approved by the Landlord) or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business);

(f)

the Tenant abandons or attempts to abandon the Premises or ceases to conduct business from the Premises, or the Premises become vacant or substantially unoccupied for a period of twenty ten consecutive days;

(g)	the Tenant purports to effect a Transfer other than in compliance with the provisions of this Lease; or
(h)	a report, statement or certificate delivered by the Tenant pursuant to this Lease is false or misleading except for a misstatement that is the result of an inadvertent or unintentional error.

15.2	Remedies

If and whenever an Event of Default occurs, the Landlord shall have the following rights and remedies, exercisable immediately and without further Notice and at any time while the Event of Default continues:

(a)

to terminate this Lease and re-enter the Premises. The Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without Notice to the Tenant. Notwithstanding any termination of this Lease, the Landlord shall be entitled to receive Rent and all Rental Taxes up to the time of termination plus accelerated Rent as provided in this Lease and damages including, without limitation: (i) damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated; (ii) costs of reclaiming, repairing and re-leasing the Premises; and (iii) legal fees and disbursements on a substantial indemnity costs basis;

(b)

to enter the Premises as agent of the Tenant and to relet the Premises for whatever length of time and on such terms as the Landlord in its discretion may determine including, without limitation the right to: (i) take possession of any property of the Tenant on the Premises; (ii) store such property at the expense and risk of the Tenant; (iii) sell or otherwise dispose of such property in such manner as the Landlord sees fit; and (iv) make alterations to the Premises to facilitate the reletting. The Landlord shall receive the rent and proceeds of sale as agent of the Tenant and shall apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale, second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord;

(c)

to remedy or attempt to remedy the Event of Default for the account of the Tenant and to enter upon the Premises for such purposes. The Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy the Event of Default. The Tenant shall pay to the Landlord, on demand, all expenses incurred by the Landlord in remedying the Event of Default, together with an administration fee of 15% and interest at the Default Rate from the date such expense was incurred by Landlord;

(d)

to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of the Event of Default including any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; and

(e)	to recover from the Tenant the full amount of the current month’s Rent together with the next three months’ instalments of Rent, which shall immediately become due and payable as accelerated rent.

The Tenant agrees that despite anything contained in the Commercial Tenancies Act (in particular, but not limited to Section 19(2)), no notice of an Event of Default or of a breach of any covenant or condition in this Lease will be considered void or ineffective as a result of a minor or technical inaccuracy or error.

15.3	Distress

Notwithstanding any provision of this Lease or any provision of any present or future Applicable Laws, none of the goods, chattels or trade fixtures on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

15.4	Interest and Costs

The Tenant shall pay to the Landlord upon demand: (a) interest at the Default Rate on all Rent required to be paid hereunder from the due date for payment until fully paid and satisfied; and (b) the Landlord’s then current reasonable administration charge for each Notice of default given by the Landlord to the Tenant under this Lease. The Tenant shall pay and indemnify the Landlord against damages, costs and expenses (including, without limitation, all legal fees on a substantial indemnity costs basis) incurred in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure or to indemnify the Landlord.

15.5	Remedies Cumulative

No reference to or exercise of any specific right or remedy by the Landlord shall prejudice or preclude the Landlord from exercising or invoking any other remedy, whether allowed under this Lease or generally at law or in equity, and the express provisions of this Lease as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord generally at law or in equity.

ARTICLE 16 - MISCELLANEOUS

16.1	Relationship of Parties

Nothing contained in this Lease shall create any relationship between the parties other than that of landlord and tenant, and, without limitation, nothing in this Lease shall be construed to constitute the Landlord and the Tenant as partners, joint venturers or members of a joint or common enterprise.

16.2	Consent Not to be Unreasonably Withheld

Except as otherwise specifically provided in this Lease, the Landlord and the Tenant, and each Person acting for them, in granting a consent or approval or making a determination, designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each Expert or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of such Person’s profession. The Tenant’s sole remedy against the Landlord in respect of any breach or alleged breach of this Section shall be an action for specific performance and, without limitation, the Landlord shall not be liable for damages and the Tenant shall not be entitled to any other rights or remedies. If either party withholds any consent or approval where it is required to act reasonably, such party shall, on written request, deliver to the other party a written statement giving the reasons for withholding the consent or approval.

16.3	Overholding

The Tenant has no right to remain in possession of the Premises after the end of the Term. If the Tenant remains in possession of the Premises after the end of the Term with the written consent of the Landlord but without entering into a new lease or other agreement then, notwithstanding any statutory provisions or legal presumption to the contrary, there shall be no tacit renewal of this Lease or the Term and the Tenant shall be deemed to be occupying the Premises as a tenant from month to month (with either party having the right to terminate such month to month tenancy at any time on 30 days’ Notice, whether or not the date of termination is at the end of a rental period) at a monthly Basic Rent payable in advance on the first day of each month equal to 150% of the monthly amount of Basic Rent payable during the last month of the Term and otherwise upon the same terms, covenants and conditions as in this Lease insofar as these are applicable to a monthly tenancy and, for greater certainty, including liability for all Additional Rent.

16.4	Registration

Neither the Tenant nor anyone on the Tenant’s behalf or claiming under the Tenant (including any Transferee) shall register this Lease or any Transfer against the Lands. The Tenant may register a notice or caveat of this Lease provided that: (a) a copy of the Lease is not attached; (b) no financial terms are disclosed; (c) the Landlord gives its prior written approval to the notice or caveat; and (d) the Tenant pays the Landlord’s reasonable costs on account of the matter. The Landlord may limit such registration to one or more parts of the Lands. Upon the expiration or other termination of the Term the Tenant shall immediately discharge or otherwise vacate any such notice or caveat. If any part of the Lands which in the opinion of the Landlord are surplus is transferred, the Tenant shall forthwith at the request of the Landlord discharge or otherwise vacate any such notice or caveat as it relates to such part. If any part of the Lands is made subject to any easement, right-of-way or similar right, the Tenant shall immediately at the request of the Landlord postpone its registered interest to such easement, right-of-way or similar right.

16.5	Unavoidable Delay

If any party is bona fide delayed, or hindered in or prevented from the performance of any term, covenant or act required by this Lease by reason of any cause beyond the control of the party affected including, without limitation, strikes, lockouts or other labour disputes, the enactment, amendment or repeal of any Applicable Laws, the failure of any existing tenant or occupant to vacate the Premises, shortages or unavailability of labour or materials, riots, insurrection, sabotage, rebellion, war, acts of terrorism, act of God, or any other similar reason (“Unavoidable Delay”), then performance of such term, covenant or act is excused for the period of the delay and the party so delayed, hindered or prevented shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent and any other payments required by this Lease and Unavoidable Delay shall not include any delay caused by the parties’ default or act or omission, any delay avoidable by the exercise of reasonable care by such party or any delay caused by lack of funds of such party. The Landlord shall also be excused from the performance of any term, covenant or act required hereunder if the performance of such item would be in conflict with any directive, policy or request of any governmental or quasi-governmental authority in respect of any energy, conservation, safety or security matter.

16.6	Decisions of Experts

The decision of any Expert whenever provided for under this Lease and any certificate of an Expert shall be final and binding on the parties and there shall be no further right of dispute or appeal.

16.7	Notices

Any notice, demand, statement or request (“Notice”) required or permitted to be given under this Lease shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by courier or mailed by registered prepaid post, in the case of Notice to the Landlord, to it at the address set out in Section 1.1(a)(ii) and in the case of Notice to the Tenant, to it at the Premises. Notice may not be given by facsimile transmission, electronic mail or any other electronic communication.

Any such Notice given in accordance with the above requirements shall be deemed to have been given, if mailed, on the fifth day following the date of such mailing or, if delivered, on the day οn which it was delivered so long as such delivery was prior to 5:00 p.m. on a Business Day (and, if after 5:00 p.m. or if any such day is not a Business Day, then it shall be deemed to have been delivered on the next Business Day). Either party may from time to time by Notice change the address to which Notices to it are to be given. Notwithstanding the foregoing, during any interruption or threatened interruption in postal services, any Notice shall be personally delivered or delivered by courier. If a copy of any Notice to the Tenant is to be sent to a second address or to another Person other than the Tenant, the failure to give any such copy shall not vitiate the delivery of the Notice to the Tenant.

16.8	Confidentiality, Personal Information

The Tenant shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its auditors, consultants and professional advisors so long as they have first agreed to respect such confidentiality. Any Tenant or Indemnifier that is an individual person consents to the collection and use of their personal information, as provided directly or collected from third parties, for the purposes of the Landlord considering the Tenant’s offer to lease and determining the suitability of the Tenant or Indemnifier, as applicable, (both initially and on an on-going basis), including the disclosure of such information to existing and potential lenders, investors and purchasers.

16.9	Power, Capacity and Authority

The Landlord and the Tenant covenant, represent and warrant to each other that they have the power, capacity and authority to enter into this Lease and to perform its obligations hereunder and that there are no covenants, restrictions or commitments given by it which would prevent or inhibit it from entering into this Lease.

16.10	Liability of Landlord

Any liability of the Landlord under this Lease shall be limited to its interest in the Building from time to time. If the Landlord consists of more than one Person, the liability of each such Person shall be several and be limited to its percentage interest in the Building.

16.11	Contra Proferentem

The parties acknowledge and agree that both parties have participated in the drafting of this Lease, and that any rule of law providing that ambiguities shall be construed against the drafting party, shall be of no force or effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF the parties hereto have executed this Lease.

235 INVESTMENT LIMITED

(Landlord)

Per: /s/ Craig Walters_______________

Craig Walters, A.S.O.

I have the authority to bind the corporation.

VENUS CONCEPT CANADA CORP. (Tenant)

Per: /s/ Domenic Della Penna___________

Name: Domenic Della Penna

Title: CFO

Per:

Name:

Title:

I/We have the authority to bind the corporation

VENUS CONCEPT LTD.

(Indemnifier)

Per: /s/ Domenic Della Penna____________

Name: Domenic Della Penna

Title: CFO

Per:

Name:

Title:

I/We have the authority to bind the corporation